EXHIBIT 32

                              CERTIFICATIONS
                    Pursuant to 18 U.S.C. Section 1350

The undersigned hereby certifies that (i) the foregoing quarterly report on Form 10-Q/A filed by Fountain Powerboat Industries, Inc. (the "Company") for the quarter ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 09, 2004        /s/Reginald M. Fountain, Jr.
                                 _______________

                               Reginald M. Fountain, Jr.
                               President and Chief Executive Officer



Date:  August 09, 2004        /s/ Irving L. Smith
                                 ___________________

                               Irving L. Smith
                               Chief Financial Officer